                                                FILED PURSUANT TO RULE 424(b)(3)
                                                 REGISTRATION FILE NO. 333-56797

                             PROSPECTUS SUPPLEMENT
                      (TO PROSPECTUS DATED JULY 10, 1998)

           THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS CONCERNING SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
             INFORMATION CONTAINED HEREIN IS SUBJECT TO AMENDMENT.

                              SABRATEK CORPORATION
                        $85,000,000 PRINCIPAL AMOUNT OF
                               6% NOTES DUE 2005

                                      AND

                        2,100,840 SHARES OF COMMON STOCK
                        ISSUABLE UPON CONVERSION THEREOF

     The Prospectus, dated July 10, 1998 (the "Prospectus"), relating to the offer and sale from time to time by the holders named therein or by their transferees, pledgees, donees or successors (collectively, the "Selling Security Holders") of up to $85,000,000 aggregate principal amount of 6% Convertible Notes due 2005 (the "Notes") of Sabratek Corporation (the "Company" or "Sabratek") and the shares of Common Stock of the Company into which the Notes are convertible (the "Shares" and, together with the Notes, the "Securities"), is hereby supplemented as set forth below:

1. The information set forth opposite the name SOUND SHORE PARTNERS LP in the table of Selling Security Holders on page 15 is amended as follows:

   Principal Amount of Notes Beneficially Owned Prior to Offering......3,000,000
   Number of Shares Beneficially Owned Prior to Offering..................74,147
   Principal Amount Notes That May Be Sold.............................3,000,000
   Number of Shares That May Be Sold......................................74,147
   Principal Amount of Notes Owned After Offering..............................0
   Number of Outstanding Shares of Common Stock Beneficially Owned After
   Offering....................................................................0

2. The information set forth opposite the name STARK INTERNATIONAL in the table of Selling Security Holders on page 15 is amended as follows:

   Principal Amount of Notes Beneficially Owned Prior to Offering........500,000
   Number of Shares Beneficially Owned Prior to Offering..................12,357
   Principal Amount Notes That May Be Sold...............................500,000
   Number of Shares That May Be Sold......................................12,357
   Principal Amount of Notes Owned After Offering..............................0
   Number of Outstanding Shares of Common Stock Beneficially Owned After
   Offering....................................................................0

3. The table of Selling Security Holders on page 14 is amended by adding the following Selling Security Holder after MOTORS INSURANCE CORPORATION:

   Name of Selling Security Holder.....................................NHBD L.P.
   Principal Amount of Notes Beneficially Owned Prior to Offering........400,000
   Number of Shares Beneficially Owned Prior to Offering...................9,886
   Principal Amount Notes That May Be Sold...............................400,000
   Number of Shares That May Be Sold.......................................9,886
   Principal Amount of Notes Owned After Offering..............................0
   Number of Outstanding Shares of Common Stock Beneficially Owned After
   Offering....................................................................0

The date of this Prospectus Supplement is August 26, 1998.